Exhibit 10.26
PURCHASE AND CONTRIBUTION AGREEMENT
among
TRINITY RAIL LEASING TRUST II,
TRINITY INDUSTRIES LEASING COMPANY
and
TRINITY RAIL LEASING V L.P.
Dated as of May 24, 2006

i

EXHIBIT A	FORM OF BILL OF SALE	Exh. A

EXHIBIT B	FORM OF ASSIGNMENT AND ASSUMPTION	Exh. B

EXHIBIT C	DELIVERY SCHEDULE ON THE INITIAL CLOSING DATE	Exh. C

ii

Execution Copy
PURCHASE AND CONTRIBUTION AGREEMENT
          THIS PURCHASE AND CONTRIBUTION AGREEMENT is made as of May 24, 2006 (this “Agreement”) by and among Trinity Rail Leasing Trust II, a Delaware statutory trust, (“TRLT-II” or the “TRLT-II Seller”), Trinity Industries Leasing Company, a Delaware corporation (“TILC” or the “TILC Seller”; TRLT-II and TILC are sometimes hereinafter collectively referred to as “Sellers” or individually as a “Seller”) and Trinity Rail Leasing V L.P., a Texas limited partnership (“Purchaser”).
W I T N E S S E T H:
          WHEREAS, the Purchaser has agreed to purchase from TRLT-II from time to time, and TRLT-II has agreed to Sell (as hereinafter defined) to the Purchaser from time to time, certain of its Railcars, Leases thereof and Related Assets (each as hereinafter defined) related thereto on the terms set forth herein.
          WHEREAS, during the period prior to their sale hereunder, TILC has acted as manager and servicing agent for TRLT-II, pursuant to the TRLT-II Management Agreement (as hereinafter defined), with respect to the Railcars, Leases thereof and Related Assets that TRLT-II may Sell from time to time hereunder (TILC in such capacity, the “TRLT-II Manager”).
          WHEREAS, TILC may also wish from time to time, in its individual capacity, to Sell/Contribute (as hereinafter defined) certain of its Railcars, Leases thereof and Related Assets and the Purchaser may wish to purchase from and accept such contribution to the capital of the Purchaser on the terms set forth herein.
          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchaser and each Seller, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
          SECTION 1.1 General. The specific terms defined in this Article include the plural as well as the singular. Words herein importing a gender include the other gender. References herein to “writing” include printing, typing, lithography, and other means of reproducing words in visible form. References to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms. References herein to Persons include their successors and assigns permitted hereunder or under the Indenture. The terms “include” or “including” mean “include without limitation” or “including without limitation”. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, and Article, Section, Schedule and Exhibit references, unless otherwise specified, refer to Articles and Sections of and Schedules and Exhibits to this Agreement. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Master Indenture (as defined in Section 1.2 below).
          SECTION 1.2 Specific Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:
          “After-Tax Basis” means, with respect to any payment due to any Person, the amount of such payment supplemented by a further payment or payments so that the sum of all such payments, after reduction for all Taxes payable by such Person by reason of the receipt or accrual of such payments, shall be equal to the payment due to such Person.
          “Appraised Value” means the appraised value of a Railcar as set forth in the Appraisal thereof.
          “Assignment and Assumption” means an Assignment and Assumption executed by the applicable Seller, with countersignature block set forth thereon for execution by the Purchaser, substantially in the form of Exhibit B attached hereto.
          “Bill of Sale” means a Bill of Sale executed by the applicable Seller substantially in the form of Exhibit A attached hereto.
          “Contribution” has the meaning set forth in Section 2.1(a).
          “Convey” means to Sell and/or Sell/Contribute Railcars, Leases and Related Assets hereunder.
          “Conveyance” means, collectively, a Sale and/or Sale/Contribution of Railcars, Leases and Related Assets by a Seller to the Purchaser.
          “Delivery Date” has the meaning assigned such term in the Master Indenture.
          “Delivery Schedule” means a schedule, substantially in the form of the initial schedule delivered on the Initial Closing Date and attached as Exhibit C hereto, in each case duly executed and delivered by a Seller to the Purchaser on a Delivery Date, which shall identify the Railcars to be Conveyed on such Delivery Date and identify each Lease relating to any such Railcar, and shall further identify among such Leases, those that are subject to a purchase option or a renewal or extension option.
          “Excluded Amounts” has the meaning set forth in Section 4.5(a).
          “Indenture” means the Master Indenture, as supplemented by the Series 2006-1 Supplement thereto and as supplemented by any subsequent Series Supplements thereto that may be entered into from time to time between the Issuer and the Indenture Trustee.

          “Indenture Trustee” means Wilmington Trust Company, as trustee under the Indenture.
          “Lease” means a lease, car contract or other agreement granting permission for the use of any Railcar, constituting an operating lease of such Railcar.
          “Management Agreement” means that certain Operating, Maintenance, Servicing and Remarketing Agreement dated as of the date hereof between Purchaser and TILC, as manager thereunder, relating to the Railcars, Leases and Related Assets that are Conveyed from time to time hereunder.
          “Master Indenture” means that certain Master Indenture dated as of the date hereof between Purchaser and Indenture Trustee, including all schedules, all exhibits and the annex thereto.
          “Purchase Price” means, with respect to any Railcars, Leases and Related Assets conveyed to Purchaser from time to time pursuant hereto, an amount equal to the aggregate Appraised Value of the Railcars so Conveyed, as set forth in the related Appraisal.
          “Purchaser” has the meaning specified in the Preamble.
          “Railcars” has the meaning assigned to such term in the Master Indenture.
          “Related Assets” means, with respect to any Railcar or Lease that is Conveyed hereunder on any Delivery Date, all of the applicable Seller’s right, title and interest in and to the following (as applicable):
          (a) with respect to such Railcar, (i) all licenses, manufacturer’s warranties and other warranties, Supporting Obligations, Payment Intangibles, Chattel Paper, General Intangibles and all other rights and obligations related to such Railcar, (ii) all Railroad Mileage Credits allocable to such Railcar and any payments in respect of such credits accruing on or after the applicable Delivery Date, (iii) all tort claims or any other claims of any kind or nature related to such Railcar and any payments in respect of such claims, (iv) all Marks attaching to such Railcar (including as evidenced by any SUBI Certificate issued by the Marks Company) and (v) all other payments owing by any Person (including any railroads or similar entities) in respect of or attributable to such Railcar or the use, loss, damage, casualty, condemnation of such Railcar or the Marks associated therewith, in each case whether arising by contract, operation of law, course of dealing, industry practice or otherwise; and
          (b) with respect to such Lease, all Supporting Obligations, Payment Intangibles, Chattel Paper, General Intangibles and all other rights and obligations related to any such Lease, including, without limitation, (i) all rights, powers, privileges, options and other benefits of the applicable Seller to receive moneys and other property due and to become due under or pursuant to such Lease, including, without limitation, all rights, powers, privileges, options and other benefits to receive and collect rental payments, income, revenues, profits and other amounts, payments, tenders or security (including any cash collateral) from any other party thereto, (ii) all rights, powers, privileges, options and other benefits of the applicable Seller to receive proceeds of any casualty insurance, condemnation award, indemnity, warranty or guaranty with respect to such Lease, (iii) all claims for damages arising out of or for breach of or default under such Lease and (iv) the rights, powers, privileges, options and other benefits of the applicable Seller to perform under such Lease, to compel performance and otherwise exercise all remedies thereunder and to terminate any such Lease.
          “Sale” means, with respect to any Person, the sale, transfer, assignment or other conveyance, of the assets or property in question by such Person, and “Sell” means that such Person sells, transfers, assigns or otherwise conveys the assets or property in question.
          “Sell/Contribute” and “Sale/Contribution” have the meanings specified in Section 2.1(a).
          “Series Supplement” has the meaning assigned to such term in the Master Indenture.
          “Series Supplement Closing Date” means the date of issuance of a Series of Equipment Notes pursuant to a Series Supplement after the Initial Closing Date.
          “STB” means the Surface Transportation Board of the United States Department of Transportation or any successor thereto.
          “TRLT-II Manager” means TILC, acting in its capacity as “Manager” for TRLT-II under the TRLT-II Management Agreement.
          “TRLT-II Management Agreement” means that certain Operating, Maintenance, Servicing and Remarketing Agreement dated as of the date hereof between TRLT-II and TILC, as manager thereunder, relating to the Railcars, Leases and Related Assets that are Conveyed from time to time hereunder by TRLT-II Seller.
ARTICLE II
CONVEYANCE OF THE RAILCARS AND LEASES
          SECTION 2.1 Conveyance of the Railcars and Leases.
          (a) Subject to the terms and conditions of this Agreement, on and after the date of this Agreement,
     (i) TRLT-II Seller hereby agrees to Sell to the Purchaser, without recourse (except to the extent specifically provided herein or in the applicable Bill of Sale and Assignment and Assumption), all right, title and interest of TRLT-II Seller in and to certain Railcars and Leases (and Related Assets) held by TRLT-II Seller as identified from time to time on a Delivery Schedule delivered by TRLT-II Seller in accordance with this Agreement, and

     (ii) TILC Seller hereby agrees to Sell to the Purchaser, without recourse (except to the extent specifically provided herein or in the applicable Bill of Sale and Assignment and Assumption), all right, title and interest of TILC Seller in and to certain Railcars and Leases (and Related Assets) held by TILC Seller as identified from time to time on a Delivery Schedule delivered by TILC Seller in accordance with this Agreement, provided, that to the extent that the portion of the Purchase Price for such sale paid by the Purchaser to TILC Seller in cash is less than the total dollar amount of the Purchase Price, the balance shall be deemed to have been contributed (a “Contribution”) by TILC Seller as capital (through the Purchaser’s sole general partner and sole limited partner, which are each 100% directly owned by TILC Seller) to the Purchaser (such transaction in the aggregate, a “Sale/Contribution”),
          (b) and the Purchaser in each case hereby agrees to purchase, acquire, accept and assume (including by an assumption of the obligations of the “lessor” under such Leases), all right, title and interest of each such Seller in and to such Railcars, Leases and Related Assets. Each Seller hereby acknowledges that each Conveyance by it to the Purchaser hereunder is absolute and irrevocable, without reservation or retention of any interest whatsoever by such Seller.
          (c) The Sales of Railcars, Leases and Related Assets by TRLT-II Seller to the Purchaser and the Sales or Sales/Contributions (as the case may be) of Railcars, Leases and Related Assets by TILC Seller to the Purchaser pursuant to this Agreement are intended to be absolute assignments (free and clear of any Encumbrances) of all of the applicable Seller’s right, title and interest in, to and under such Railcars, Leases and Related Assets for all purposes and, except to the extent specifically provided herein or in the applicable Bill of Sale and Assignment and Assumption, without recourse.
          (d) It is the intention of each Seller and the Purchaser (i) that all Conveyances of Railcars, Leases and Related Assets be true sales and/or contributions, as applicable, constituting absolute assignments and “true sales” for bankruptcy law purposes by the applicable Seller to the Purchaser, that are absolute and irrevocable and that provide the Purchaser with the full benefits of ownership of the assets so Conveyed and (ii) that the Railcars, Leases and Related Assets that are Conveyed to the Purchaser pursuant to this Agreement shall not be part of the applicable Seller’s estate in the event of the filing of a bankruptcy petition by or against such Seller under any bankruptcy or similar law. Neither any Seller nor the Purchaser intends that (x) the transactions contemplated hereunder be, or for any purpose be characterized as, loans from the Purchaser to the applicable Seller or (y) any Conveyance of Railcars, Leases and/or Related Assets by any Seller to the Purchaser be deemed a grant of a security interest in the assets so Conveyed by such Seller to the Purchaser to secure a debt or other obligation of such Seller (except in the limited circumstance contemplated in subsection (d) immediately below).
          (e) In the event that any Conveyances pursuant to this Agreement are deemed to be a secured financing (or are otherwise determined not to be absolute assignments of all of the applicable Seller’s right, title and interest in, to and under the Railcars, Leases and Related Assets so Conveyed, or purportedly so Conveyed hereunder), then (i) the applicable Seller shall be deemed hereunder to have granted to the Purchaser, and such Seller does hereby grant to the Purchaser, a security interest in all of such Seller’s right, title and interest in, to and under such

Railcars, Leases and Related Assets so Conveyed or purported to be Conveyed, securing the purported repayment obligation presumably deemed to exist in respect of such deemed secured financing, and (ii) this Agreement shall constitute a security agreement under applicable law.
          (f) The TRLT-II Seller shall on the Initial Closing Date, and either or both the TRLT-II Seller and/or the TILC Seller shall, as the case may be, on any Series Supplement Closing Date or other Delivery Date, deliver to the Purchaser a Delivery Schedule identifying the Railcars and Leases to be Conveyed by such Seller to the Purchaser on such date.
          (g) The price paid for Railcars, Leases and Related Assets which are Conveyed hereunder shall be the Purchase Price with respect thereto. Such Purchase Price shall be paid
     (i) in the case of TRLT-II Seller, by means of the Purchaser’s immediate cash payment in the full amount of the Purchase Price to TRLT-II Seller by wire transfer on the Initial Closing Date (or any later Series Supplement Closing Date or other Delivery Date, as applicable) in respect of which TRLT-II Seller has delivered a Delivery Schedule, and
     (ii) in the case of TILC Seller, by means of the Purchaser’s immediate cash payment of the portion of the Purchase Price that the Purchaser has available to it for such purpose (including from net proceeds derived from its issuance of a Series of Equipment Notes on such Delivery Date, or from Disposition Proceeds held in the Mandatory Replacement Account or the Optional Reinvestment Account), to TILC Seller by wire transfer on the applicable Deliver Date in respect of which TILC Seller has delivered a Delivery Schedule, with the Contributed remainder of such Purchase Price to be reflected by means of proper accounting entries being entered upon the accounts and records of TILC Seller and Purchaser, with such wire transfers in each case to be made to an account designated by the applicable Seller to the Purchaser on or before the applicable Delivery Date.
          (h) On and after each Delivery Date and related Purchase Price payment as aforesaid, the Purchaser shall own the Railcars, Leases and Related Assets Conveyed to the Purchaser on such date, and the applicable Seller shall not take any action inconsistent with such ownership and shall not claim any ownership interest in such assets.
          (i) Until the occurrence of a Manager Termination Event and the replacement of TILC as Manager pursuant to the terms of the Management Agreement, TILC, as Manager, shall conduct the administration, management and collection of the Railcars, Leases and Related Assets Conveyed to Purchaser pursuant hereto and shall take, or cause to be taken, all such actions as may be necessary or advisable to administer, manage and collect such Conveyed Railcars, Leases and Related Assets, from time to time, all in accordance with the terms of the Management Agreement.
          (j) On each Delivery Date, the applicable Seller shall deliver or cause to be delivered to the Purchaser (or to an assignee thereof, as directed by the Purchaser) each item required on such date to be delivered by such Seller and any chattel paper (as defined in the UCC) representing or evidencing, the Leases being Conveyed on such Delivery Date.
ARTICLE III
CONDITIONS OF CONVEYANCE
          SECTION 3.1 Conditions Precedent to Conveyance. Each Conveyance hereunder is subject to the condition precedent that the Purchaser shall have received, and the Indenture Trustee and each Series Enhancer shall have received copies of, all of the following on or before the applicable Delivery Date, in form and substance satisfactory to the Purchaser and the Requisite Majority:
     (i) a Delivery Schedule executed by the applicable Seller and setting forth the Railcars and Leases to be Conveyed on the applicable Delivery Date pursuant to this Agreement;
     (ii) a related Bill of Sale;
     (iii) a related Assignment and Assumption;
     (iv) an Appraisal of the Railcars to be conveyed, with such Appraisal dated no earlier than 30 days prior to the applicable Delivery Date;
     (v) copies of proper UCC financing statements, STB or Registrar General of Canada filings, accurately describing the Conveyed Railcars and Leases and naming the applicable Seller as the “Debtor/Seller” and Purchaser as “Secured Party/Purchaser”, or applicable filings with the STB or with the Registrar General of Canada, other similar instruments or documents, all in such manner and in such places as may be required by law or as may be necessary or, in the opinion of the Purchaser or the Indenture Trustee (acting at the direction of the Requisite Majority), desirable to perfect the Purchaser’s interest in all Conveyed Railcars and Leases and Related Assets;
     (vi) copies of proper UCC financing statement terminations or partial terminations, STB or Registrar General of Canada filings, accurately describing the Conveyed Railcars and Leases, or other similar instruments or documents, in form and substance sufficient for filing under applicable law of any and all jurisdictions as may be necessary to effect or evidence a release or termination of any pre-existing Encumbrance evidenced by an existing filing of record against the Conveyed Railcars and Leases and Related Assets;
     (vii) a confirmation or written advice to similar effect from counsel to the Purchaser, addressed to the Indenture Trustee and each Series Enhancer, reasonably acceptable to the Indenture Trustee and each Series Enhancer that the conveyance constitutes a true sale and that Purchaser would not be consolidated in connection with a bankruptcy of the Seller; and

     (viii) in the case of a Delivery Date occurring in connection with the Initial Closing Date or a Series Supplement Closing Date, such deliveries, and the satisfaction of such other conditions, as are set forth in the related Series Supplement with respect to the issuance of the related Series of Equipment Notes of the Purchaser or otherwise required for the issuance of such Equipment Notes.
          SECTION 3.2 Conditions Precedent to All Conveyances. The Conveyances to take place on any Delivery Date hereunder shall be subject to the further conditions precedent that:
     (a) The following statements shall be true:
     (i) the representations and warranties of each applicable Seller contained in Article IV shall be true and correct on and as of such Delivery Date, both before and after giving effect to the Conveyance to take place on such Delivery Date and to the application of proceeds therefrom, as though made on and as of such date; and
     (ii) such Seller shall be in compliance with all of its covenants and other agreements set forth in this Agreement and the other Operative Agreements to which it is a party.
          (b) Purchaser shall have received a Delivery Schedule, dated the date of the applicable Delivery Date, executed by the applicable Seller, listing the Railcars and Leases being Conveyed on such date.
          (c) The applicable Seller shall have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Purchaser, as the Purchaser or the Indenture Trustee (acting at the direction of the Requisite Majority) or any Series Enhancer may reasonably request.
          (d) The applicable Seller shall have taken all steps necessary under all applicable law in order to Convey to the Purchaser the Railcars described on the applicable Delivery Schedules, all Leases related to such Railcars and all Related Assets related to such Railcars and/or Leases, and upon the Conveyance of such Railcars, Leases and Related Assets from the applicable Seller to the Purchaser pursuant to the terms hereof, the Purchaser will have acquired on such date good and marketable title to and a valid and perfected ownership interest in the Conveyed Railcars, Leases and Related Assets, free and clear of any Encumbrance (other than Permitted Encumbrances).
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
          SECTION 4.1 Representations and Warranties of TRLT-II Seller—General. TRLT-II Seller makes the following representations and warranties for the benefit of the Purchaser, the Indenture Trustee, each Series Enhancer, each Noteholder and each other Secured Party, on which the Purchaser relies in acquiring the Railcars, Leases and Related Assets

Conveyed by it hereunder. Such representations are made as of the Initial Closing Date, as of each other Delivery Date and at such other times specified below.
          (a) TRLT-II is a statutory trust duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its ability to carry on its business as now conducted or to execute, deliver and perform its obligations under the TRLT-II Agreements, has the power and authority to carry on its business as now conducted, and has the requisite power and authority to execute, deliver and perform its obligations under the TRLT-II Agreements.
          (b) The TRLT-II Agreements have been duly authorized by all necessary entity action, executed and delivered by TRLT-II, and (assuming the due authorization, execution and delivery by each other party thereto) constitute the legal, valid and binding obligations of TRLT-II, enforceable against TRLT-II in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
          (c) The execution, delivery and performance by TRLT-II of each TRLT-II Agreement and compliance by TRLT-II with all of the provisions thereof do not and will not contravene (i) any law or regulation, or any order of any court or governmental authority or agency applicable to or binding on TRLT-II or any of its properties, or (ii) the provisions of, or constitute a default by TRLT-II under, its certificate of trust or trust agreement or (iii) any indenture, mortgage, contract or other agreement or instrument to which TRLT-II is a party or by which TRLT-II or any of its properties may be bound or affected.
          (d) There are no proceedings pending or, to the knowledge of TRLT-II, threatened against TRLT-II in any court or before any governmental authority or arbitration board or tribunal.
          (e) TRLT-II is not (x) in violation of any term of any charter instrument or operating agreement or (y) in violation or breach of on in default under any other agreement or instrument to which it is a party or by which it may be bound except, in the case of clause (y), where such violation would not reasonably be expected to materially adversely affect TRLT-II’s ability to perform its obligations under the TRLT-II Agreements or materially adversely affect its financial condition or business. TRLT-II is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would have a material and adverse effect on its operations or condition, financial or otherwise, or would impair the ability of TRLT-II to perform its obligations under the TRLT-II Agreements, and has obtained all licenses, permits, franchises and other governmental authorizations material to the conduct of its business.
          (f) No consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice to, any trustee or any holder of indebtedness of TRLT-II or any governmental authority on the part of TRLT-II is required (x) in connection with the execution and delivery by TRLT-II of the TRLT-II Agreements, or (y) to be obtained in order for TRLT-II to perform its obligations thereunder in accordance with the terms thereof, other than in the case of clause (y) those which are routine in nature and are not normally applied for prior to the time they are required, and which TRLT-II has no reason to believe will not be timely obtained.
          (g) The location of TRLT-II (within the meaning of Article 9 of the UCC) is in the State of Delaware. TRLT-II has not been known by any name other than Trinity Rail Leasing Trust II, and is not known by any trade names.
          (h) TRLT-II is solvent and will not become insolvent after giving effect to any Conveyance contemplated by this Agreement; after giving effect to each Conveyance contemplated by this Agreement, TRLT-II will have an adequate amount of capital to conduct its business in the foreseeable future; and TRLT-II does not intend to incur, nor believe that it has incurred, debts beyond its ability to pay as they mature.
          (i) TRLT-II will treat the transactions effected by this Agreement as sales of assets to the Purchaser in accordance with GAAP. TRLT-II’s financial records shall reflect that the Railcars and Leases Conveyed hereunder have been Conveyed to the Purchaser, are no longer owned by TRLT-II and are not intended to be available to the creditors of TRLT-II.
          SECTION 4.2 Representations and Warranties of TILC Seller—General. TILC Seller makes the following representations and warranties for the benefit of the Purchaser, the Indenture Trustee, each Series Enhancer, each Noteholder and each other Secured Party, on which the Purchaser relies in acquiring the Railcars, Leases and Related Assets Conveyed by it hereunder. Such representations are made as of the Initial Closing Date, as of each other Delivery Date and at such other times specified below.
          (a) TILC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly licensed or qualified and in good standing in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on its ability to carry on its business as now conducted or as contemplated to be conducted or to execute, deliver and perform its obligations under the TILC Agreements, has the power and authority to carry on its business as now conducted and as contemplated to be conducted, and has the requisite power and authority to execute, deliver and perform its obligations under the TILC Agreements.
          (b) The TILC Agreements have been duly authorized by all necessary corporate action, executed and delivered by TILC, and (assuming the due authorization, execution and delivery by each other party thereto) constitute the legal, valid and binding obligations of TILC, enforceable against TILC in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.
          (c) The execution, delivery and performance by TILC of each TILC Agreement and compliance by TILC with all of the provisions thereof do not and will not contravene or, in the case of clause (iii), constitute (alone or with notice, or lapse of time or both) a default under or result in any breach of, or result in the creation or imposition of any Encumbrance upon any property of TILC pursuant to, (i) any law or regulation, or any order, judgment, decree, determination or award of any court or governmental authority or agency applicable to or binding on TILC or any of its properties, or (ii) the provisions of its certificate of incorporation or bylaws or (iii) any indenture, mortgage, contract or other agreement or instrument to which TILC is a party or by which TILC or any of its properties may be bound or affected except, with respect to clause (iii), where such contravention, default or breach would not reasonably be expected to materially adversely affect TILC’s ability to perform its obligations under the TILC Agreements or materially adversely affect its financial condition or business;
          (d) There are no proceedings pending or, to the knowledge of TILC, threatened against TILC in any court or before any governmental authority or arbitration board or tribunal that, if adversely determined, would reasonably be expected to materially adversely affect TILC’s ability to perform its obligations under the TILC Agreements or materially adversely affect its financial condition or business.
          (e) TILC is not (x) in violation of any term of any charter instrument or bylaw or (y) in violation or breach of or in default under any other agreement or instrument to which it is a party or by which it or any of its property may be bound except in the case of clause (y) where such violation, breach or default would not reasonably be expected to materially adversely affect TILC’s ability to perform its obligations under the TILC Agreements or materially adversely affect its financial condition or business. TILC is in compliance with all laws, ordinances, governmental rules, regulations, orders, judgments, decrees, determinations and awards to which it is subject, the failure to comply with which would reasonably be expected to have a material and adverse effect on its operations or condition, financial or otherwise, or would impair the ability of TILC to perform its obligations under the TILC Agreements, and has obtained all required licenses, permits, franchises and other governmental authorizations material to the conduct of its business.
          (f) No consent, approval or authorization of, or filing, registration or qualification with, or the giving of notice to, any trustee or any holder of indebtedness of TILC or any governmental authority on the part of TILC is required in the United States in connection with the execution and delivery by TILC of the TILC Agreements, or is required to be obtained in order for TILC to perform its obligations thereunder in accordance with the terms thereof, other than (i) as may be required under existing laws, ordinances, governmental rules and regulations to be obtained, given, accomplished or renewed at any time after the Initial Closing Date or other applicable Delivery Date in connection with the performance of its obligations under the TILC Agreements and which are routine in nature and are not normally applied for prior to the time they are required, and which TILC has no reason to believe will not be timely obtained, and (ii) as may have been previously obtained in accordance with clause (i) immediately above.
          (g) The location of TILC (within the meaning of Article 9 of the UCC) is in the State of Delaware. TILC has not been known by any name other than Trinity Industries Leasing Company, and is not known by any trade names.
          (h) TILC is solvent and will not become insolvent after giving effect to any Conveyance contemplated by this Agreement, and after giving effect to any Conveyances contemplated by this Agreement, TILC will have an adequate amount of capital to conduct its business in the foreseeable future, and TILC does not intend to incur, nor believe that it has incurred, debts beyond its ability to pay as they mature.
          (i) TILC will treat the transactions effected by this Agreement as sales of assets to, and/or contributions of assets to the capital of, the Purchaser in accordance with GAAP. TILC’s financial records shall reflect that the Railcars and Leases Conveyed hereunder have been Conveyed to the Purchaser, are no longer owned by TILC and are not intended to be available to the creditors of TILC.
          SECTION 4.3 Representations and Warranties of Seller—Assets. The following representations and warranties are made (i) with respect to each Delivery Date on which TRLT-II is to Convey assets to the Purchaser, by TILC, in its capacity as TLRT-II Manager, with respect to each representation expressed as a representation of TLRT-II as “Seller”, and (ii) with respect to each Delivery Date on which TILC is to Convey assets to the Purchaser, by TILC for its own account, and in each case are made for the benefit of the Purchaser, the Indenture Trustee, each Series Enhancer, each Noteholder and each other Secured Party as of the date of any Delivery Schedule delivered by the applicable Seller to the Purchaser and solely with respect to the Railcars and Leases that are referred to in such Delivery Schedule and the Related Assets in respect of such Railcars and Leases.
          (a) To the best knowledge of Seller, no casualty event or other event that may constitute a Total Loss or makes repair of the applicable Railcar uneconomic or renders such Railcar unfit for commercial use or constitutes theft or disappearance of the applicable Railcar has occurred with respect to a Railcar being Conveyed.
          (b) (i) The Seller has, and the Bill of Sale to be delivered on the Delivery Date shall convey to the Purchaser, all legal and beneficial title to the Railcars (and Related Assets in respect of such Railcars) that are being Conveyed, free and clear of all Encumbrances (other than Permitted Encumbrances of the type described in clauses (ii), (iii), (iv), (v) and (viii) of the definition thereof), and such conveyance constitutes a valid and absolute transfer (each such contribution or sale, as the case may be, constituting a “true sale” for bankruptcy law purposes) of all right, title and interest of the Seller in, to an under the Railcars (and Related Assets in respect of such Railcars) being Conveyed and will not be void or voidable under any applicable law; (ii) the Seller has, and the Assignment and Assumption to be delivered on the Delivery Date shall assign to the Purchaser, all legal and beneficial title to the Leases (and Related Assets in respect of such Leases) that are being Conveyed, free and clear of all Encumbrances (other than Permitted Encumbrances of the type described in clauses (ii), (iii), (iv), (v) and (viii) of the definition thereof), and such assignment constitutes a valid and absolute transfer (each such contribution or sale, as the case may be, constituting a “true sale” for bankruptcy law purposes) of all right, title and interest of the Seller in, to an under the Leases (and Related Assets in respect of such Leases) being Conveyed and will not be void or voidable under any applicable law; (iii) the Railcars being Conveyed on a Delivery Date are subject to Leases to the extent required under the Master Indenture in respect of such Conveyance, and (iv) all Leases relating to such Railcars are on rental and other terms that are no different, taken as a whole, from those for similar Railcars in the rest of the TILC Fleet.

          (c) All sales, use or transfer taxes, if any, due and payable upon the Conveyance of the Railcars, Leases and Related Assets being Conveyed on the applicable Delivery Date will have been paid or such transactions will then be exempt from any such taxes and the Seller (or TRLT-II Manager, in the case of TRLT-II Seller) will cause any required forms or reports in connection with such taxes to be filed in accordance with applicable laws and regulations.
          (d) The Railcars being Conveyed are substantially similar, in terms of objectively identifiable characteristics that are relevant for purposes of the services to be performed by TILC under the Management Agreement, to the equipment in the TILC Fleet.
          (e) In selecting the Railcars to be sold to the Purchaser, the Seller has not discriminated against the Purchaser in a negative fashion when such Railcars are compared with the other railcars in the TILC Fleet.
          (f) The Seller is not in default of its obligations as “lessor” (or other comparable capacity) under any Lease, and, to the best of the Seller’s knowledge, there are (i) no defaults existing as of the date of Conveyance by any Lessee under any Lease, except such defaults that are not payment defaults (except to a de minimus extent (but giving effect to any applicable grace periods)) and are not material defaults under the applicable Lease, and (ii) no claims or liabilities arising as a result of the operation or use of any Railcar prior to the date hereof, as to which the Purchaser would be or become liable, except for ongoing maintenance and other obligations of the “lessor” provided for under full-service Leases, which obligations are required to be performed by the Manager pursuant to the Management Agreement.
          (g) None of the Railcars being Conveyed are subject to a purchase option under the terms of the related Lease except as described in the related Delivery Schedule, and each such purchase option is a Permitted Purchase Option.
          (h) [Reserved].
          (i) All written information provided by the Seller or any Affiliate of the Seller to the Appraiser with respect to the Railcars and Leases being Conveyed is true and correct in all material respects. All written information provided by the Seller or any Affiliate of the Seller to Deloitte & Touche LLP with respect to the Leases is true and correct in all material respects and accurately reflects the terms of the Leases. To the extent the written information referred to in this clause (i) was provided to the Appraiser and Deloitte & Touche LLP, in each case for their use in connection with their services rendered in connection with Conveyances contemplated hereby, such entities have been provided with the same written information (or relevant portions thereof).
          (j) None of the Leases contain any renewal or extension options except for such options that are described in the Delivery Schedule.
          (k) All information provided in the applicable Delivery Schedule, including each schedule thereto, is true and correct on and as of the Delivery Date, including without limitation, all information provided therein with respect to each Railcar purported to be covered thereby and all information provided therein with respect to each Lease relating to any such

Railcar. All other information concerning the Railcars, Leases and Related Assets covered by the applicable Delivery Schedule that was provided to the Issuer, the Indenture Trustee or any Series Enhancer prior to the related Delivery Date was true and correct in all material respects as of the date it was so provided.
          (l) No Default, Event of Default or Manager Termination Event has occurred and is continuing on the Delivery Date, and no event that, with the giving of notice, the passage of time or both, would constitute a Manager Termination Event has occurred and is continuing on the Delivery Date.
          SECTION 4.4 Representations and Warranties of the Purchaser. The Purchaser makes the following representations and warranties for the benefit of each Seller, on which Seller relies in Conveying Railcars, Leases and Related Assets to the Purchaser hereunder. Such representations are made as of the Initial Closing Date and each other applicable Delivery Date.
          (a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing and in good standing as a limited partnership under the laws of the State of Texas, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and has, full power, authority and legal right to acquire and own the Railcars and Leases Conveyed hereunder.
          (b) Due Qualification. The Purchaser is duly qualified (except where the failure to be so qualified would not have a Material Adverse Effect) to do business as a foreign limited partnership in good standing, and has obtained all necessary licenses (except to the extent that such failure to obtain such licenses is inconsequential) and approvals in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, licenses and/or approvals.
          (c) Power and Authority. The Purchaser has the power, authority and legal right to execute and deliver this Agreement and to carry out the terms hereof and to acquire the Railcars and Leases Conveyed hereunder; and the execution, delivery and performance of this Agreement and all of the documents required pursuant hereto have been duly authorized by the Purchaser by all necessary action.
          (d) No Consent Required. The Purchaser is not required to obtain the consent of any other Person, or any consent, license (except to the extent that such failure to obtain such licenses is inconsequential), approval or authorization or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery or performance of this Agreement and the Transaction Documents to which it is a party, except for such as have been obtained, effected or made.
          (e) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.
          (f) No Violation. The execution, delivery and performance by the Purchaser of this Agreement, the consummation of the transactions contemplated by this Agreement and the Transaction Documents to which it is a party and the fulfillment of the terms of this Agreement and the Transaction Documents to which it is a party do not and will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the organizational documents of the Purchaser, or conflict with or breach any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which the Purchaser is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than liens created hereunder or under the Indenture), or violate any law or any order, rule or regulation, applicable to the Purchaser or its properties, of any federal or state regulatory body, any court, administrative agency, or other governmental instrumentality having jurisdiction over the Purchaser or any of its properties.
          (g) No Proceedings. There are no proceedings or investigations pending, or, to the Purchaser’s knowledge, threatened against the Purchaser before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality having jurisdiction over the Purchaser or its properties: (i) asserting the invalidity of this Agreement or any of the Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents, (iii) seeking any determination or ruling that could have an adverse effect on the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement or any of the Transaction Documents, (iv) that may have an adverse effect on the federal or state income tax attributes of, or seek to impose any excise, franchise, transfer or similar tax upon, the transfer and acquisition of the Railcars and Leases Conveyed hereunder or (v) that could have an adverse effect on the Railcars and Leases Conveyed to the Purchaser hereunder.
          (h) Consideration. The Purchaser has given fair consideration and reasonably equivalent value in exchange for the Conveyance of the Railcars, Leases and Related Assets being Conveyed hereunder.
In the event of any breach of a representation and warranty made by the Purchaser hereunder, each Seller covenants and agrees that such Seller will not take any action to pursue any remedy that it may have hereunder, in law, in equity or otherwise, until a year and a day have passed since all Outstanding Obligations under all other Operative Agreements have been paid in full. Each Seller and the Purchaser agree that damages will not be an adequate remedy for a breach of this covenant and that this covenant may be specifically enforced by the Purchaser or any third party beneficiary described in Section 6.10.

          SECTION 4.5 Indemnification.
          (a) TILC Seller, or TRLT-II Manager on behalf of TRLT-II Seller, shall defend, indemnify and hold harmless the Purchaser, the Manager, the Indenture Trustee, each Series Enhancer, each Noteholder, each of their respective Affiliates and each of respective directors, officers, employees, successors and permitted assigns, agents and servants of the foregoing (each an “Indemnified Person”) from and against any and all costs, expenses, losses, obligations, penalties, liabilities, damages, actions, or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort), that may be imposed upon, incurred by, suffered by or asserted against any Indemnified Person arising out of or resulting from any breach of Seller’s representations and warranties and covenants contained herein, except (A) those resulting solely from any gross negligence, bad faith or willful misconduct of the particular Indemnified Person claiming indemnification hereunder, (B) those in respect of taxes that are otherwise addressed by the provisions of (and subject to the limitations of) subsection (c) of this Section 4.5 below, or (C) to the extent that providing such indemnity would constitute recourse for losses due to the uncollectibility of sale proceeds (or any particular amount of sale proceeds) in respect of a Railcar due to a diminution in market value of such Railcar, or of Lease payments due to the insolvency, bankruptcy or financial inability to pay of the related Lessee (the “Excluded Amounts”).
          (b) TILC Seller, or TRLT-II Manager on behalf of TRLT-II Seller, will defend and indemnify and hold harmless each Indemnified Person against any and all costs, expenses, losses, obligations, penalties, liabilities, damages, actions, or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort), that may be imposed upon, incurred by, suffered by or asserted against such Indemnified Person, other than Excluded Amounts, arising out of or resulting from any action taken by Seller, other than in accordance with this Agreement or the Indenture or other applicable Operative Agreement, in respect of any portion of the Railcars, Leases and Related Assets that are Conveyed hereunder.
          (c) TILC Seller, or TRLT-II Manager on behalf of TRLT-II Seller, agrees to pay, and shall defend, indemnify and hold harmless each Indemnified Party from and against, any taxes (other than taxes based upon the income of an Indemnified Party and taxes that would constitute Excluded Amounts) that may at any time be asserted against any Indemnified Party with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege, or license taxes and costs and expenses in defending against the same, arising by reason of the acts to be performed by Seller under this Agreement and imposed against such Person. Without limiting the foregoing, in the event that the Purchaser, the Manager or the Indenture Trustee receives actual notice of any transfer taxes arising out of the Conveyance of any Railcar or Lease from Seller to the Purchaser under this Agreement, on written demand by such party, or upon Seller otherwise being given notice thereof, TILC Seller, or TRLT-II Manager on behalf of TRLT-II Seller, shall pay, and otherwise indemnify and hold harmless the applicable Indemnified Person, the Manager and the Indenture Trustee harmless, on an After-Tax Basis, from and against any and all such transfer taxes (it being understood that none of the Purchaser, the Manager, the Indenture Trustee or any other Indemnified Person shall have any contractual obligation to pay such transfer taxes).

          (d) TILC Seller, or TILC, as “Manager” under the TRLT-II Management Agreement on behalf of TRLT-II Seller, shall defend, indemnify, and hold harmless each Indemnified Party from and against any and all costs, expenses, losses, obligations, penalties, liabilities, damages, actions, or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort), to the extent that any of the foregoing may be imposed upon, incurred by, suffered by or asserted against such Indemnified Person due to the negligence, willful misfeasance, or bad faith of Seller in the performance of its duties under this Agreement or by reason of reckless disregard of Seller’s obligations and duties under this Agreement.
          (e) TILC Seller, or TRLT-II Manager on behalf of TRLT-II Seller, shall indemnify, defend and hold harmless each Indemnified Party from and against any costs, expenses, losses, obligations, penalties, liabilities, damages, actions, or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort), that may be imposed upon, incurred by, suffered by or asserted against such Indemnified Person, other than Excluded Amounts, as a result of the failure of any Railcar or Lease Conveyed hereunder to comply with all requirements of applicable law as of the Initial Closing Date or other applicable Delivery Date.
          Indemnification under this Section 4.5 shall include reasonable fees and expenses of counsel and expenses of litigation. The indemnity obligations hereunder shall be in addition to any obligation that any Seller may otherwise have under applicable law or any other Operative Agreement.
          SECTION 4.6 Special Indemnification by TILC regarding Exercise of Setoff by Customers. TILC hereby agrees, for the benefit of the Indenture Trustee, each Series Enhancer, the Noteholders and each other Secured Party, that it will, within 45 days after the date on which it has knowledge that any Lessee shall have reduced any payments made by such Lessee under any Lease in the Portfolio as a result of or in connection with any setoff exercised by such Lessee (regardless of whether such Lessee actually has any contractual, statutory or other right to exercise such setoff) with respect to amounts owed or presumed owed to such Lessee pursuant to railcar leases that are not in the Portfolio, and provided that the applicable Lessee shall not have made payments aggregating the full amount payable by such Lessee under the applicable Lease prior to the end of such 30-day period, deposit into the Collections Account an amount, in immediately available funds, equal to the amount of such reduction.
     Indemnification under this Section 4.6 shall include reasonable fees and expenses of counsel and expenses of litigation. The indemnity obligations hereunder shall be in addition to any obligation that TILC may otherwise have under applicable law or any other Operative Agreement.

ARTICLE V
COVENANTS OF SELLER
          SECTION 5.1 Protection of Title of the Purchaser.
          (a) On or prior to the date hereof, Seller shall have filed or caused to be filed financing statements, STB or Registrar General of Canada filings (each in form proper for filing in the applicable jurisdiction) naming the Purchaser as purchaser or secured party, naming the Indenture Trustee as assignee and describing the Railcars, Leases and Related Assets Conveyed by it to the Purchaser as collateral, with the office of the Secretary of State of the State of Texas (in the case of TRLT-II Seller) or Delaware (in the case of TILC Seller) and in such other locations as the Purchaser or the Indenture Trustee shall have required. Without limiting the foregoing, Seller hereby authorizes the Purchaser and/or any assignee thereof to prepare and file any such UCC-1 financing statements. From time to time thereafter, Seller shall authorize and file such financing statements and cause to be authorized and filed such continuation statements, all in such manner and in such places as may be required by law (or deemed desirable by the Purchaser or any assignee thereof) to fully perfect, preserve, maintain and protect the interest of the Purchaser under this Agreement, and the security interest of the Indenture Trustee under the Indenture, in the Railcars, Leases and Related Assets that are Conveyed hereunder and in the proceeds thereof. Seller shall deliver (or cause to be delivered) to the Purchaser and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as following such filing in accordance herewith. In the event that Seller fails to perform its obligations under this subsection, the Purchaser or the Indenture Trustee may perform such obligations, at the expense of Seller, and Seller hereby authorizes the Purchaser or the Indenture Trustee and grants to the Purchaser and the Indenture Trustee an irrevocable power of attorney to take any and all steps in order to perform such obligations in Seller’s or in its own name, as applicable, and on behalf of Seller, as are necessary or desirable, in the determination of the Purchaser or Indenture Trustee or any assignee thereof.
          (b) On or prior to Initial Closing Date and any other applicable Delivery Date hereunder, Seller shall take all steps necessary under all applicable law in order to transfer and assign to the Purchaser the Railcars and Leases being Conveyed on such date to the Purchaser so that, upon the Conveyance of such Railcar or Lease from Seller to the Purchaser pursuant to the terms hereof on the applicable Delivery Date, the Purchaser will have acquired good and marketable title to and a valid and perfected ownership interest in such Railcars and Leases, free and clear of any Encumbrance (other than Permitted Encumbrances). On or prior to the applicable Delivery Date hereunder, Seller shall take all steps required under applicable law in order for the Purchaser to grant to the Indenture Trustee a first priority perfected security interest in the Railcars and Leases being Conveyed to the Purchaser on such Delivery Date and, from time to time thereafter, Seller shall take all such actions as may be required by applicable law (or deemed desirable by the Purchaser) to fully preserve, maintain and protect the Purchaser’s ownership interest in, and the Indenture Trustee’s first priority perfected security interest in the Railcars and Leases which have been Conveyed to the Purchaser hereunder.
          (c) Seller shall not change its name, identity, jurisdiction of organization or corporate structure in any manner that would or could make any financing statement or continuation statement filed by Purchaser in accordance with this Agreement seriously misleading within the meaning of § 9-506 of the UCC (or any similar provision of the UCC), unless Seller shall have given the Purchaser, the Manager and the Indenture Trustee at least 30 days’ prior written notice thereof, and shall promptly file and hereby authorize the Purchaser or the Indenture Trustee to file appropriate new financing statements or amendments to all previously filed financing statements and continuation statements.
          (d) Seller shall give the Purchaser, the Manager and the Indenture Trustee at least 30 days’ prior written notice of any relocation of its jurisdiction of organization if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. Seller shall at all times maintain its jurisdiction of organization, each office from which it manages or purchases Railcars and Leases and its principal executive office within the United States of America.
          SECTION 5.2 Other Liens or Interests(a) . Except for the Conveyances hereunder, Seller will not sell, pledge, assign, transfer or otherwise convey to any other Person, or grant, create, incur, assume or suffer to exist any Encumbrance on the Railcars and Leases Conveyed hereunder or any interest therein (other than Permitted Encumbrances), and TILC Seller, or TRLT-II Manager on behalf of TRLT-II Seller, shall defend the right, title, and interest of the Purchaser and the Indenture Trustee in and to such Railcars and Leases against all Encumbrances or claims of Encumbrances of third parties claiming through or under Seller. To the extent that any Railcar or Lease shall at any time secure any debt of the related Lessee to Seller or any of its affiliates, Seller agrees that any security interest in its favor arising from such a provision shall be subordinate to the interest of the Purchaser (and its further assignees) in such Railcars and Leases.
ARTICLE VI
MISCELLANEOUS
          SECTION 6.1 Amendment. This Agreement may be amended by the Sellers and the Purchaser only with the prior written consent of the Indenture Trustee (acting at the direction of the Requisite Majority).
          SECTION 6.2 Notices. All demands, notices and communications to Seller or the Purchaser hereunder shall be in writing, personally delivered, or sent by telecopier (subsequently confirmed in writing), reputable overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been given upon receipt (a) in the case of TRLT-II Seller at the following address: c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration Re: Trinity Rail Leasing V, Facsimile No.: (302) 636-4140, with a copy to Trinity Industries Leasing Company, 2525 Stemmons Freeway, Dallas, Texas 75207, Attention: Vice President, Leasing Operations, Facsimile No.: (214) 589-8217or such other address as shall be designated by TRLT-II Seller in a written notice delivered to the Purchaser, (b) in the case of

TILC Seller at the following address: Trinity Industries Leasing Company, 2525 Stemmons Freeway, Dallas, Texas 75207, Attention: Vice President, Leasing Operations, Facsimile No.: (214) 589-8217, or such other address as shall be designated by TILC Seller in a written notice delivered to the Purchaser, and (c) in the case of the Purchaser at the following address: Trinity Rail Leasing V L.P., 2525 Stemmons Freeway, Dallas, Texas 75207, Attention: Vice President, Leasing Operations, Facsimile No.: (214) 589-8217, with a copy to Kaye Scholer LLC at the following address: Three First National Plaza, 70 West Madison Street, Suite 4100, Chicago, Illinois 60602, and with a copy to the Indenture Trustee at the notice address provided for same in the Indenture, or such other address as shall be designated by a party in a written notice delivered to the other party.
          SECTION 6.3 Merger and Integration. Except as specifically stated otherwise herein, this Agreement and the Transaction Documents set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement and the Transaction Documents. This Agreement may not be modified, amended, waived or supplemented except as provided herein.
          SECTION 6.4 Severability of Provisions. If any one or more of the covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.
          SECTION 6.5 Governing Law. THIS AGREEMENT SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.
          SECTION 6.6 Counterparts . For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 6.7 Binding Effect; Assignability.
          (a) This Agreement shall be binding upon and inure to the benefit of Seller, the Purchaser and their respective successors and assigns; provided, however, that Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser and the Indenture Trustee (acting at the direction of the Requisite Majority). The Purchaser may assign all of its rights hereunder to the Indenture Trustee, and such assignee shall have all rights of the Purchaser under this Agreement (as if such assignee were the Purchaser hereunder).

          (b) This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time when all Outstanding Obligations are paid in full; provided, however, that rights and remedies with respect to any breach of any representation and warranty made by Seller pursuant to Article IV hereof shall be continuing and shall survive any termination of this Agreement.
          SECTION 6.8 Third Party Beneficiaries. Each of the parties hereto hereby acknowledges that the Purchaser intends to assign all of its rights under this Agreement to the Indenture Trustee for the benefit of the Secured Parties under the Master Indenture, and Seller hereby consents to such assignment and agrees that upon such assignment, the Indenture Trustee (for the benefit of the Secured Parties) shall be a third party beneficiary of this Agreement and may exercise the rights of the Purchaser hereunder and shall be entitled to all of the rights and benefits of the Purchaser hereunder to the same extent as if it were party hereto.
          In addition, whether or not otherwise expressly stated herein, all representations, warranties, covenants and agreements of the Issuer, TRLT-II and TILC (whether as a Seller or as TRLT-II Manager) in this Agreement or in any document delivered by any of them in connection with this Agreement (including without limitation, in any Delivery Schedule), shall be for the express benefit of the Indenture Trustee, each Series Enhancer, each Noteholder and each other Secured Party as express third party beneficiaries, and shall be enforceable by each of the Indenture Trustee (acting at the direction of the Requisite Majority) and each Series Enhancer as if such Person were a party hereto. Each of the Purchaser, TRLT-II and TILC hereby acknowledges and agrees that such representations, warranties, covenants and agreements are (i) relied upon by each Series Enhancer in entering into any Enhancement Agreement to which it is a party and (ii) relied upon by each Noteholder in purchasing any Equipment Notes issued under any Series Supplement.
          SECTION 6.9 Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the payment in full of all Outstanding Obligations.
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          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

TRINITY RAIL LEASING TRUST II

By:

	Name:	Eric Marchetto
	Title:	Vice President

TRINITY INDUSTRIES LEASING COMPANY

By:

	Name:	Eric Marchetto
	Title:	Vice President

TRINITY RAIL LEASING V L.P.

By:	TILX GP V, LLC,
its General Partner

By:

	Name:	Eric Marchetto
	Title:	Vice President
[Signature Page to Purchase and Contribution Agreement]

EXHIBIT A
FORM OF BILL OF SALE
[to be attached]
Exh. A-23

EXHIBIT B
FORM OF ASSIGNMENT AND ASSUMPTION
[to be attached]
Exh. A-24

EXHIBIT C
DELIVERY SCHEDULE ON THE INITIAL CLOSING DATE
[to be attached]
Sch. B-1